                                                                EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Current Report on Form 8-K of IDEX Corporation of our report dated February 6, 1996 accompanying the consolidated financial statements of Fluid Management Limited Partnership appearing herein.




DELOITTE & TOUCHE LLP
Chicago, Illinois
October 11, 1996